                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 22, 2000


                                   AROC Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                  000-28463                    74-2932492
----------------------------       ------------              -------------------
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)

4200 East Skelly Drive, Suite 1000, Tulsa, Oklahoma                  74135
---------------------------------------------------                ----------
     (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (918) 491-1100
                                                    ----------------------------


     ----------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure
         ------------------------

     The registrant previously announced that its senior management had proposed to the board of directors that the board consider a transaction to acquire for cash, in an amount to be determined by the board of directors, all of the shares of its common stock held by persons other than AROC's largest stockholders. After discussions with the independent members of the registrant's board of directors and the registrant's largest shareholder following that announcement, management determined that it would not be practical to complete such a transaction. Therefore, management has withdrawn the proposal.

     In addition, Messrs. Phillip Douglas, William J.A. Kennedy and John R. Martinson resigned as directors of the registrant and three directors were elected to fill the vacancies created by the resignations. The three directors elected are Robert L. Zorich, Gary R. Petersen and D. Martin Phillips.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated December 22, 2000.

                                  AROC Inc.

                                  By:   /s/ John A. Keenan
                                      -------------------------
                                        John A. Keenan,
                                        Chief Executive Officer